CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Municipal Trust

We consent to the use of our report dated June 17, 2005 for Evergreen Alabama Municipal Bond Fund, a series of Evergreen Municipal Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

August 26, 2005